UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2010

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed on June 23, 2010 (the “Form 8-K”) by GFI Group Inc. (the “Company”) disclosing the execution of a share purchase agreement (the “Share Purchase Agreement”) by the Company, GFInet inc. and GFI Newgate Limited (collectively, “GFI”) and The Kyte Group Limited and Kyte Capital Management Limited (together, “Kyte”), pursuant to which GFI agreed to acquire 70% of the equity interests in Kyte.  This Form 8-K/A amends Item 3.02 of the Form 8-K to provide the number of shares of common stock, par value $.01, of the Company (the “Common Stock”) issued in connection with the consummation of the transactions contemplated by the Share Purchase Agreement.  The information previously reported in the Form 8-K is incorporated by reference herein.

Item 3.02.    Unregistered Sales of Equity Securities.

On July 1, 2010, the transactions contemplated by the Share Purchase Agreement were consummated, and, pursuant to the terms of the Share Purchase Agreement, the Company issued 2,810,663 shares of Common Stock as part of the purchase price.

The issuance of the shares of Common Stock pursuant to the Share Purchase Agreement is exempt from the registration requirements under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act as a transaction by an issuer not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: July 7, 2010
	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel